SHAREHOLDERS AGREEMENT


               This agreement (the "Agreement") is made between AMERICAN HALLMARK GENERAL AGENCY, INC., a Texas corporation, ("Corporation"), ROBERT D. CAMPBELL and MARGARET W. JONES, ("Shareholder" or "Shareholders", as appropriate) and AMERICAN HALLMARK AGENCIES, INC., a Texas corporation, ("Agency").

               WHEREAS,   the   Shareholders   jointly   (with   right   of
          survivorship) own all of the issued and outstanding common shares of the Agency (the "Stock"); and

               WHEREAS, the Corporation has paid Shareholders One Hundred Dollars and No/100 ($100.00), receipt of which is acknowledged; and

               WHEREAS, the Corporation performs certain services and provides certain facilities to Agency from time to time which facilities and services are valuable to the Agency; and

               WHEREAS, the parties believe it to be in the best interest of all to restrict the transfer of the Stock in such a manner so that the Stock will not find its way into the hands of persons who are unlicensed pursuant to the laws of this State, or persons who may be inimical to the best interests of the Agency or the Corporation and to provide a fair market value for the Stock in the event a triggering event occurs;

               NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed and do agree as follows:

               Present Ownership. The Agency was formed pursuant to the Texas Business Corporation Act with its principal place of business in Dallas, Dallas County, Texas, and is or intends to be duly licensed in Texas as a local recording insurance agency. The Shareholders are currently the owners, jointly, of all of the Stock. The parties agree that any shares of stock, of any nature or class, which the Agency may authorize or issue after the date of this Agreement, and any shareholder of such shares, shall be subject to all of the restrictions and obligations contained in this Agreement as if such shares were presently issued and outstanding (and shall thereafter be part of the "Stock") and such shareholder were a signatory to this Agreement (who shall thereafter be referred to as a "Shareholder" hereunder).

               Survivorship. The Shareholders of the Agency shall all hold joint interest in all Stock with a right of survivorship. In the event of the death of any Shareholder, the interest of such deceased Shareholder shall automatically be transferred to the other Shareholder, or Shareholders, to be then held jointly by the Shareholders, and the estate or personal representative of the deceased Shareholder shall have no interest in the Stock whatsoever.

               Term. This Agreement shall be effective as of the effective date specified herein and shall continue in effect until terminated as provided in Paragraph 12.

               Legend on Certificates. Each certificate for Stock of the Agency now issued and presently owned by the Shareholders (as well as any certificate for Stock in the future with the appropriate Shareholder) shall be conspicuously endorsed, in accordance with Article 2.22 of the Texas Business Corporation Act, as follows:

               "THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT DATED ____________________ BY AND AMONG AMERICAN HALLMARK GENERAL AGENCY, INC., AMERICAN HALLMARK AGENCIES, INC. AND SHAREHOLDERS, ROBERT D. CAMPBELL AND MARGARET W. JONES, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY, AND MAY BE OBTAINED WITHOUT CHARGE BY REQUESTING SAME AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE RESTRICTIONS IMPOSED BY
               ARTICLE 21.14 OF THE INSURANCE  CODE OF TEXAS OF  1951,
               AS AMENDED."

               Stock Restrictions and Obligations. The Corporation, or its designee, shall have the first right to purchase all of the Stock owned by Shareholders upon the occurrence of any of the following "triggering" events:

               (a) Death of the Surviving Shareholder. Within ninety (90) days after the death of the sole surviving Shareholder, the Corporation, or its designee, shall have the first right to buy all of the Stock of such Shareholder by giving written notice thereof to the legal representative of the deceased Shareholder's estate, or if none to any heir of Shareholder, within such ninety
                    (90) day period.

                    Upon giving such notice, the Corporation, or its designee, shall pay to the deceased Shareholder's legal representative, or his or her heirs, as the case may be, in consideration for such Stock, the sum of money determined under Paragraph 6 hereof and pursuant to the terms for sale prescribed in Paragraph 7 hereof, in exchange for all of the Stock which the Shareholder owned at the time of his death, and the estate of the deceased Shareholder or the Shareholder's heirs, as the case may be, shall be obligated to sell such Stock to the Corporation, or its designee, upon such terms.

               (b) Notice By Corporation. At any time whatsoever, Corporation, or its designee, may notify Shareholders that it wishes to purchase all of the Shareholders' interest in the Stock and, upon receipt of such notice, Shareholders shall sell such Stock to Corporation, or to its designee. Upon giving such notice, the Corporation, or its designee, shall pay to each such Shareholder, in consideration for such Stock, the sum of money determined under Paragraph 6 hereof and pursuant to the terms of sales prescribed in Paragraph 7 hereof, and each Shareholder shall be required to sell such Stock upon such terms.

               (c) Voluntary Transfer. If at any time any Shareholder wishes to sell, transfer, mortgage, pledge, give or in any other manner devise, distribute or dispose of all or any of his or her interest in the Stock, Shareholder shall first give the Corporation written notice of such intention, which notice shall constitute an offer to sell and the Corporation, or its designee, shall have the right to accept such offer and purchase all of such Shareholder's Stock at any time within ninety (90) days from the date of such notice at a price per share of Stock determined in accordance with Paragraph 6 hereof. Upon making such election, the Corporation, or its designee, shall pay to the selling Shareholder, in consideration for such Stock, the sum of money determined pursuant to Paragraph 6 hereof and upon the terms of sale set forth in Paragraph 7 hereof, and Shareholder shall be required to sell such interest in Stock upon such terms.

               (d) Involuntary Transfer. If for any reason any person or entity obtains or claims an interest in the Stock as a result of any involuntary transfer by a Shareholder, such Stock owned or claimed by any such person or entity shall be subject to all limitations and obligations contained herein and Corporation may enforce all terms of this Agreement against any such person or entity owning or claiming an interest in the Stock.

               (e) Other Transfers. The Shareholder shall not transfer, assign or in any way alienate any interest in the Stock, except as provided for in this Agreement, or as may be agreed to in writing by Corporation. If, and only if, the Corporation, or its designee, elects not to purchase the shares of Shareholder when such option is provided above, then any Shareholder may sell or assign all or any part of Shareholder's interest in the Stock upon such terms as the Shareholder may desire, provided that such Stock shall continue to be subject hereto, as provided in paragraph 1.

               Valuation of Stock. The Stock of the Agency shall be valued and the sales price determined for purposes of this Agreement at $1.00 per share for the joint interests of Shareholders in each such share. The interest of a single Shareholder shall be equal to his or her fractional amount (with the numerator of one and the denominator being the total number of such Shareholders) of the sales price.

               Terms of Sale. The Corporation shall pay the consideration for the purchased Stock in cash, or by reducing Shareholder's debt, if any, owed to Corporation by the amount of the sales price.

               Right To Assign or Transfer. It is understood by all parties that Corporation has no intent to own the Agency (while the Agency holds a Texas local recording agent's license) but it is recognized that Corporation does have a pecuniary interest in the Agency and has an interest in placing certain restrictions on the Stock. Corporation acknowledges that, because of licensing restrictions, it is not entitled to own shares of a Texas corporate local recording agency and therefore agrees that prior to purchasing any Stock of Agency hereunder, if Agency then holds such a license, it will assign its rights to purchase hereunder to a designed individual or individuals permitted to own such Stock, in which event such Stock shall be sold to such designee upon the same terms and conditions and for the same consideration as if Corporation had purchased them. Any such Stock purchased by an designee and any designee so purchasing shall be subject to all of the terms and conditions hereof as if the Stock were owned by the original Shareholder and the designee were the original Shareholder.

               Stock Power. To protect Corporation's rights hereunder, Shareholders have this day delivered to Corporation all of the certificates of Stock of Agency owned by Shareholder, together with blank stock powers, undated but executed, which irrevocably authorizes and appoints Corporation, as its attorney in fact, to complete such stock powers and to transfer the Stock if and when an event occurs hereunder which authorizes such transfer.

               Assignment of Agency's Rights. The parties acknowledge that it is in the best interest of the Agency to restrict the transfer of Stock as provided herein and that to accomplish same it may be necessary for Agency to contract with Shareholder and to assign its contractual rights to Corporation. Accordingly, to the extent necessary, this Agreement shall be construed as an agreement between the Agency and the Shareholders for the repurchase of Shareholders' shares of Stock. Any repurchase rights of the Agency are hereby assigned to the Corporation or its designee.

               Spouses. The spouse ("Spouse") of any Shareholder of Agency, if the Shareholder is married, agrees, as evidenced by Spouse's signature hereto, that to the extent Spouse could claim an ownership interest in the Stock, which is subject this Agreement, Spouse will be bound by this Agreement and will transfer any such interest in conformity with this Agreement.

               Termination. This Agreement may be terminated (i) upon the voluntary agreement of all the parties, or (ii) by any of the parties following six (6) months prior written notice from the terminating party to the remaining parties, subject however to the prior rights of first refusal in Corporation and its designee to purchase Shareholders' Stock hereunder, the election of which shall terminate the running of the notice of termination.

               Construction of Agreement; Severability. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context requires, the masculine shall include the feminine and neuter and the singular shall include the plural, and conversely. If any portion of this Agreement shall be held invalid or inoperative, then insofar as is reasonable or possible (a) the remainder of this Agreement shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the part held invalid or inoperative.

               Notice. Any notice to any party to this Agreement required or permitted by this Agreement shall be in writing and shall be effective upon receipt if hand delivered or upon the placing of such notice in the United States mails, Postage Prepaid, Certified Mail, Return Receipt Requested, addressed to the receiving party at its last known address.

               Place of Performance. All obligations pursuant to the terms of this Agreement shall be payable and shall be made and completed in Dallas, Dallas County, Texas.

               Binding.   This Agreement  shall be  binding upon  and shall
               inure to the benefit of the parties, their legal representatives, successors, and assigns; this Agreement may not be assigned, however, by any Shareholder.

               Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

               Specific Performance. The parties declare that it is impossible to measure in money the damages that would accrue to a party to this Agreement in the event of a breach. Therefore, if any party institutes an action or proceeding to enforce the provisions of this Agreement, the Agreement may be specifically enforced.

               New Shareholders. Any person or entity who becomes a Shareholder of Agency after the effective date of this Agreement shall be required to execute an addendum to this Agreement binding said Shareholder to the same extent as if an original Shareholder. Any new Shareholder must also have his or her spouse sign the addendum binding his or her interest. The addendum shall also be signed by the Corporation and the Agency. Notwithstanding the foregoing, the new Shareholder and his or her spouse, if any, will be bound by the terms of this Agreement whether or not an addendum is signed.

               Supersedes Prior Agreements. This Agreement supersedes any prior agreements between the parties relating to the Stock.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the ________ day of _______________, 199_, to be
               effective ____________________, 199_.

                                   CORPORATION:

                                   AMERICAN HALLMARK GENERAL AGENCY, INC.


                                   By:

                                   President


                                   JOINT SHAREHOLDERS:


                                   Robert D. Campbell


                                   Margaret W. Jones

                                   AGENCY:

                                   AMERICAN HALLMARK AGENCIES, INC.


                                   By:

                                   President


          ________________________ and  __________________________________,
          the spouses of Robert D. Campbell and Margaret W. Jones, Shareholders, agree that to the extent each may claim an interest in the Stock, which is subject to this Agreement, each will be bound by this Agreement and will transfer any such interest in conformity with this Agreement.

               Executed as  of  the ________  day  of  ___________________,
          1995.

                                   SPOUSES:


          DATED:



          DATED: